UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9801 Research Drive, Irvine, CA 92618
(Address of principal executive offices)
(949) 489-7600 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 01, 2015, the Board of Directors of Ubiquity, Inc. (the “Company”) determined, after consultation with Company management and the Company's independent registered public accounting firm, Hartley Moore Accountancy Corporation (“HM”), that, based on a recent review of the Company's accounting for certain intangible assets, that certain amounts were not properly accounted for under the related accounting guidance. The Company has determined that its intangible assets were overstated by approximately $6.3 Million as of December 31, 2013.

Our independent audit for calendar year 2013 was performed by the Company’s independent registered public accounting firm at that time, Silberstein Ungar, PLLC (“SU”). In connection with our independent audit for calendar year 2013 (the “2013 Audit”), the Company conducted an impairment analysis of our intangible assets. As of December 31, 2013 SU agreed with such analysis and concluded that no impairment was necessary and SU reported no impairment in its audited financials for December 31, 2013 and the year then ended.

During the course of the external audit of our financial statements for the year ended December 31, 2014, management and representatives of HM discussed the accounting methodology of the Company’s intangible assets, and as a result of those discussions, management has concluded that a reduction of approximately $6.3 Million of its intangible assets was required as of December 31, 2013, and that the majority of such reduction should have been recorded as of December 31, 2012. This reduction resulted from corrections of errors related to capitalized costs related to internally developed intangibles, capitalized costs related to book properties, and costs incurred in connection with the development of the Company’s website.

Based on the recommendation of management, the Company's Board of Directors determined that the previously issued consolidated financial statements contained in the Company's annual report for the year ended December 31, 2013 and the condensed consolidated financial statements contained in each of its quarterly reports for years ended December 31, 2014 and 2013 should no longer be relied upon. The Company is in the process of having its previously issued consolidated financial statements contained in its annual report for the year ended December 31, 2013 (which restatement will record all prior year impacts) reaudited due to the materiality of the corrections. Financial data for the calendar year ended December 31, 2013 and for the first three calendar quarters of 2014, all as previously reported and as restated, will be contained in a Note to the consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2014, to be filed with the SEC.

The Company does not expect the matters described above to have any effect on the Company's revenues or to have any impact on the Company's cash position or cash flows.

Company management and the Company's Board of Directors have discussed the matters described above with HM. The Company has delivered to HM a copy of the disclosures made in this Current Report. HM has agreed with all such disclosures. A copy of HM’s letter to the Company agreeing with the disclosures is attached hereto as Exhibit 7.1.

The Company is working diligently to prepare its restated financial statements for the year ended December 31, 2013, as well as its Annual Report on Form 10-K/A for the year ended December 31, 2014. The Company expects to file such restatements and its Annual Report on Form 10-K/A for the year ended December 31, 2014 as soon as practicable though it anticipates no later than July 17, 2015.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

7.1	Letter from Hartley Moore Accountancy Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2015

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Name:	Christopher Carmichael
Title:	Chief Executive Officer